EXHIBIT 99.1

Enerpac Tool Group Reports Second Quarter Fiscal 2026 Results

Second Quarter of Fiscal 2026 Highlights*

  Net sales were $155 million, a 6% increase compared to the prior year, with a 2% increase in organic sales1.
  IT&S Product sales increased 6% organically, the highest growth in 10 quarters.
  Operating profit margin was 16.2% and adjusted operating profit margin was 19.0%.
  Net earnings were $16.3 million, or $0.31 per diluted share. Adjusted net earnings were $20.3 million, or $0.39 per diluted share.
  Adjusted EBITDA was $33.0 million and adjusted EBITDA margin was 21.3%.
  Year-to-date operating cash flow was $29 million, up from $16 million in the prior year.
  Returned approximately $51 million to shareholders through share repurchases.
  Won a five-year service contract with a major UK oil & gas customer.
  Launched six new products at ConExpo, including the recently acquired Hydra Pac diesel split flow pump.

*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

MILWAUKEE, March 25, 2026 (GLOBE NEWSWIRE) -- Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced results for its fiscal second quarter ended February 28, 2026.

"We were encouraged by the performance of our product business in the second quarter of fiscal 2026," said Paul Sternlieb, Enerpac Tool Group's President & CEO. "Within the Industrial Tool & Service (IT&S) segment, product revenue increased 6 percent organically– the highest year-over-year gain in 10 quarters. We also enjoyed mid-single-digit growth in order rates, with gains in all three regions. At the same time, we took decisive action to address market-related challenges in IT&S’s EMEA region service business, with a restructuring to rightsize our cost structure to align with the softer demand environment. Additionally, the signing of a five-year service contract with a leading UK oil & gas customer, worth several million dollars annually, will support our strategic focus on higher-margin business."

Consolidated Results
(US$ in millions, except per share)
	Three Months Ended		Six Months Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
Net Sales	$154.8	$145.5	$299.0	$290.7
Net Earnings	16.3	20.9	35.4	42.6
Diluted EPS	0.31	0.38	0.67	0.78
Adjusted Diluted EPS	0.39	0.39	0.75	0.79
Adjusted EBITDA	33.0	33.8	65.3	68.1

Second Quarter Fiscal 2026 Consolidated Results Comparisons

Consolidated net sales for the second quarter of fiscal 2026 were $154.8 million compared to $145.5 million in the prior-year period, an increase of 6%. On an organic basis, sales increased 2% year-over-year, consisting of 1% growth at IT&S and 27% growth at Cortland Biomedical.

Within IT&S, product sales increased 6% organically while service revenue declined 17% organically year over year due to market softness, particularly in the EMEA region.

Gross profit margin declined 410 basis points year-over-year to 46.4% due to continued pressure on the service business. Gross margins on the product business remained strong.

Selling, general and administrative expenses (SG&A) of $45.3 million increased $3.9 million year-over-year. The increase in SG&A expense was driven by restructuring charges of $3.3 million related primarily to the service business in the EMEA region and M&A charges of $1.1 million in the second quarter of fiscal 2026. Adjusted SG&A expense, excluding restructuring and M&A charges, improved 190 basis points as a percent of sales to 26.4%.

Second quarter fiscal 2026 net earnings and diluted EPS were $16.3 million and $0.31 respectively, compared to $20.9 million and $0.38, respectively, in the year-ago period.

Second quarter adjusted EBITDA was $33.0 million compared to $33.8 million in the year-ago period. Adjusted EBITDA margin declined 190 basis points year-over-year to 21.3%.

Through the first six months of fiscal 2026, the company generated $29 million in cash from operations, up from $16 million in the prior year comparable period.

Balance Sheet and Leverage
(US$ in millions)	February 28, 2026	November 30, 2025	February 28, 2025
Cash Balance	$98.7	$139.0	$119.5
Debt Balance	$187.3	$188.5	$192.1
Net Debt to Adjusted EBITDA[2]	0.6x	0.3x	0.5x

Net debt on February 28, 2026, was $88.5 million, resulting in a net debt to adjusted EBITDA ratio of 0.6 times. The Company repurchased approximately 1.3 million shares of its common stock in the second quarter of fiscal 2026 for a total of $51 million under its share repurchase program announced in October 2025.

Outlook

“While our product business remains quite healthy, given the market pressure on our service business in the EMEA region, which could be further exacerbated by the conflicts in the Middle East, we have updated our guidance for full-year fiscal 2026 to narrow the range,” said Darren Kozik, Executive Vice President and Chief Financial Officer.

The Company projects a net sales range of $635 million to $650 million and organic sales growth of 1% to 3%, adjusted EBITDA of $158 million to $163 million, and adjusted EPS of $1.85 to $1.92. Free cash flow guidance remains unchanged at $100 million to $110 million.

Conference Call Information

An investor conference call is scheduled for 7:30 am CT on March 26, 2026. Webcast information and conference call materials, including an earnings presentation, are available on the Enerpac Tool Group website (www.enerpactoolgroup.com).

1Organic sales represent net sales excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of organic sales to comparable net sales is presented in the tables accompanying this release.

2Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In addition to statements with respect to guidance, the terms “outlook,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements, general economic uncertainty; the impact of geopolitical activity, including the armed conflicts in the Middle East, including the impact on shipping in the area and the invasion of Ukraine by Russia and international sanctions imposed in response thereto; market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, including as a result of significant volatility in oil prices resulting from disruptions in the oil markets as a result of geopolitical activity; supply chain risks, including disruptions in deliveries from suppliers due to political tensions and armed conflicts; impacts from the imposition, or threat of imposition, of tariffs and other trade restrictions; the ability of the Company to achieve its plans or objectives related to its growth strategy; market acceptance of existing and new products; market acceptance of price increases; successful integration of acquisitions, the impact of dispositions and restructurings; the ability of the Company to continue to achieve or maintain operational improvements related to restructuring actions; operating margin risk due to competitive pricing and operating efficiencies; risks related to reliance on independent agents and distributors for the distribution and service of products; material, labor, or overhead cost increases; tax law changes; foreign currency risk; interest rate risk; commodity risk; litigation matters; cybersecurity risk; impairment of goodwill or other intangible assets; the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2025. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason, except to the extent required by law.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include organic sales, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net earnings, adjusted diluted earnings per share, adjusted operating profit, segment adjusted operating profit and adjusted EBITDA, adjusted corporate expense, adjusted SG&A expense, free cash flow and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release or in footnotes to the tables included in this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. Adjusted diluted earnings per share anticipated for fiscal year 2026 is calculated in a manner consistent with the historical presentation of that measure in the accompanying tables. Because of the forward-looking nature of this estimate, it is impractical to present a quantitative reconciliation of this non-GAAP measure to the comparable GAAP measure, and accordingly no such GAAP measure for that period is being presented.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Milwaukee, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

(tables follow)

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	February 28,	August 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$98,719	$151,558
Accounts receivable, net	110,106	106,085
Inventories, net	92,559	78,774
Other current assets	47,713	39,701
Total current assets	349,097	376,118

Property, plant and equipment, net	52,985	53,275
Goodwill	290,617	289,787
Other intangible assets, net	44,239	46,942
Other long-term assets	58,557	61,745

Total assets	$795,495	$827,867

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$10,000	$7,500
Trade accounts payable	42,330	42,944
Accrued compensation and benefits	18,417	28,108
Income taxes payable	5,898	5,425
Other current liabilities	59,775	53,125
Total current liabilities	136,420	137,102

Long-term debt, net	177,251	182,168
Deferred income taxes	7,438	6,192
Pension and postretirement benefit liabilities	6,605	7,147
Other long-term liabilities	60,246	61,564
Total liabilities	387,960	394,173

Shareholders' equity
Capital stock	10,308	10,589
Additional paid-in capital	244,208	243,137
Retained earnings	253,947	284,102
Accumulated other comprehensive loss	(100,928)	(104,134)
Stock held in trust	(6,654)	(3,542)
Deferred compensation liability	6,654	3,542
Total shareholders' equity	407,535	433,694

Total liabilities and shareholders' equity	$795,495	$827,867

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	February 28,	February 28,	February 28,	February 28,
	2026	2025	2026	2025
Net sales	$154,807	$145,528	$299,015	$290,724
Cost of products sold	82,992	72,097	154,018	142,641
Gross profit	71,815	73,431	144,997	148,083

Selling, general and administrative expenses	42,042	41,423	85,137	83,741
Amortization of intangible assets	1,470	1,188	3,067	2,390
Restructuring charges	3,283	-	3,283	-
Operating profit	25,020	30,820	53,510	61,952

Financing costs, net	2,111	2,371	4,376	5,140
Other expense, net	794	750	1,463	1,237
Earnings before income tax expense	22,115	27,699	47,671	55,575

Income tax expense	5,807	6,798	12,232	12,951
Net earnings	$16,308	$20,901	$35,439	$42,624

Earnings per share
Basic	$0.31	$0.38	$0.68	$0.78
Diluted	0.31	0.38	0.67	0.78

Weighted average common shares outstanding
Basic	51,880	54,397	52,430	54,319
Diluted	52,300	54,808	52,824	54,810

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	February 28,	February 28,
	2026	2025
Operating Activities
Cash provided by operating activities	$29,027	$16,108

Investing Activities
Capital expenditures	(5,734)	(11,517)
Deferred acquisition payment	(949)	-
Cash paid for business acquisitions, net of cash acquired	-	(27,196)
Cash used in investing activities	$(6,683)	$(38,713)

Financing Activities
Principal repayments on term loan	(2,500)	(2,500)
Borrowings on revolving credit facility	14,000	14,421
Principal repayments on revolving credit facility	(14,000)	(14,421)
Purchase of treasury shares	(65,924)	(14,555)
Stock options, taxes paid related to the net share settlement of equity awards & other	(4,796)	(5,847)
Payment of cash dividend	(2,119)	(2,167)
Cash used in financing activities	$(75,339)	$(25,069)

Effect of exchange rate changes on cash	156	89

Net decrease from cash and cash equivalents	$(52,839)	$(47,585)
Cash and cash equivalents - beginning of period	151,558	167,094
Cash and cash equivalents - end of period	$98,719	$119,509

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands)
	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$140,134	$140,716	$153,374	$161,602	$595,825	$137,762	$148,685	$-	$-	$286,448
Other	5,062	4,812	5,287	5,913	21,074	6,446	6,122	-	-	12,567
Enerpac Tool Group	$145,196	$145,528	$158,661	$167,515	$616,899	$144,208	$154,807	$-	$-	$299,015

% Net Sales Growth (Decline) Year over Year
Industrial Tools & Services Segment	2%	4%	5%	5%	4%	-2%	6%	-	-	2%
Other	3%	33%	19%	10%	15%	27%	27%	-	-	27%
Enerpac Tool Group	2%	5%	6%	6%	5%	-1%	6%	-	-	3%

Adjusted Selling, general and administrative expenses
Selling, general and administrative expenses	$42,318	$41,423	$41,125	$42,055	$166,920	$43,095	$42,042	$-	$-	$85,137
M&A charges (1)	(152)	(258)	(714)	(292)	(1,415)	(91)	(1,118)	-	-	(1,209)
Adjusted Selling, general and administrative expenses	$42,166	$41,165	$40,411	$41,763	$165,505	$43,004	$40,924	$-	$-	$83,928

Adjusted Selling, general and administrative expenses %
Enerpac Tool Group	29.0%	28.3%	25.5%	24.9%	26.8%	29.8%	26.4%	-	-	28.1%

Adjusted Operating profit
Operating profit	$31,132	$30,820	$31,681	$39,837	$133,471	$28,490	$25,020	$-	$-	$53,510
Restructuring charges	-	-	5,862	-	5,862	-	3,283	-	-	3,283
M&A charges	152	261	714	292	1,419	91	1,120	-	-	1,211
Adjusted Operating profit	$31,284	$31,081	$38,257	$40,129	$140,752	$28,581	$29,423	$-	$-	$58,004

Adjusted Operating profit by Segment
Industrial Tools & Services Segment	$38,074	$38,748	$42,837	$47,092	$166,751	$35,740	$34,834	$-	$-	$70,573
Other	1,319	1,301	2,083	1,360	6,063	2,214	1,595	-	-	3,809
Corporate / General	(8,109)	(8,968)	(6,663)	(8,323)	(32,062)	(9,373)	(7,006)	-	-	(16,378)
Adjusted operating profit	$31,284	$31,081	$38,257	$40,129	$140,752	$28,581	$29,423	$-	$-	$58,004

Adjusted Operating profit %
Industrial Tools & Services Segment	27.2%	27.5%	27.9%	29.1%	28.0%	25.9%	23.4%	-	-	24.6%
Other	26.1%	27.0%	39.4%	23.0%	28.8%	34.3%	26.1%	-	-	30.3%
Adjusted Operating Profit %	21.5%	21.4%	24.1%	24.0%	22.8%	19.8%	19.0%	-	-	19.4%

EBITDA (2)
Net earnings	$21,723	$20,901	$22,044	$28,080	$92,749	$19,131	$16,308	$-	$-	$35,439
Financing costs, net	2,770	2,371	2,395	2,376	9,911	2,265	2,111	-	-	4,376
Income tax expense	6,152	6,798	6,295	8,734	27,980	6,426	5,807	-	-	12,232
Depreciation & amortization	3,514	3,471	3,721	4,968	15,674	4,448	4,336	-	-	8,784
EBITDA	$34,159	$33,541	$34,455	$44,158	$146,314	$32,270	$28,562	$-	$-	$60,831

Adjusted EBITDA (2)
EBITDA	$34,159	$33,541	$34,455	$44,158	$146,314	$32,270	$28,562	$-	$-	$60,831
Restructuring charges	-	-	5,862	-	5,862	-	3,283	-	-	3,283
M&A charges	152	261	714	292	1,419	91	1,120	-	-	1,211
Adjusted EBITDA (2)	$34,311	$33,802	$41,031	$44,450	$153,595	$32,361	$32,965	$-	$-	$65,325

Adjusted EBITDA (2) by Segment
Industrial Tools & Services Segment	$40,807	$41,313	$45,317	$50,726	$178,163	$38,903	$37,916	$-	$-	$76,818
Other	1,546	1,525	2,309	1,579	6,959	2,462	1,808	-	-	4,270
Corporate / General	(8,042)	(9,036)	(6,595)	(7,855)	(31,527)	(9,004)	(6,759)	-	-	(15,763)
Adjusted EBITDA (2)	$34,311	$33,802	$41,031	$44,450	$153,595	$32,361	$32,965	$-	$-	$65,325

Adjusted EBITDA % (2)
Industrial Tools & Services Segment	29.1%	29.4%	29.5%	31.4%	29.9%	28.2%	25.5%	-	-	26.8%
Other	30.5%	31.7%	43.7%	26.7%	33.0%	38.2%	29.5%	-	-	34.0%
Adjusted EBITDA % (2)	23.6%	23.2%	25.9%	26.5%	24.9%	22.4%	21.3%	-	-	21.8%

Notes:
(1) Minimal amounts of M&A Charges were recorded in cost of products sold in Q2 Fiscal 2026 and 2025
(2) EBITDA represents net earnings before financing costs, net, income tax expense, and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands)
	Fiscal 2025			Fiscal 2026
	Q1	Q2	YTD	Q1	Q2	YTD
Net Sales
Industrial Tools & Services Segment	$140,134	$140,716	$280,850	$137,762	$148,685	$286,448
Other	5,062	4,812	9,874	6,446	6,122	12,567
Enerpac Tool Group	$145,196	$145,528	$290,724	$144,208	$154,807	$299,015

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Segment	$2,532	$6,057	$8,589	$-	$-	$-
Other	-	-	-	-	-	-
Enerpac Tool Group	$2,532	$6,057	$8,589	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Segment	-	-	-	-	-	-
Other	-	-	-	-	-	-
Enerpac Tool Group	$-	$-	$-	$-	$-	$-

Organic Sales by Segment (3)
Industrial Tools & Services Segment	$142,666	$146,773	$289,439	$137,762	$148,685	$286,448
Other	5,062	4,812	9,874	6,446	6,122	12,567
Enerpac Tool Group	$147,728	$151,585	$299,313	$144,208	$154,807	$299,015

Organic Sales Growth (Decline) % (3)
Industrial Tools & Services Segment				(3%)	1%	(1%)
Other				27%	27%	27%
Enerpac Tool Group				(2%)	2%	(0%)

Industrial Tools & Services Segment Net Sales by Product Line
Industrial Tools & Services Product	$106,087	$113,880	$219,966	$112,111	$125,313	$237,425
Industrial Tools & Services Service	34,047	26,836	60,884	25,651	23,372	49,023
Industrial Tools & Services Segment	$140,134	$140,716	$280,850	$137,762	$148,685	$286,448

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Product	$1,760	$4,788	$6,549	$-	$-	$-
Industrial Tools & Services Service	772	1,269	2,040	-	-	-
Industrial Tools & Services Segment	$2,532	$6,057	$8,589	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Product	-	-	-	-	-	-
Industrial Tools & Services Service	-	-	-	-	-	-
Industrial Tools & Services Segment	$-	$-	$-	$-	$-	$-

Industrial Tools & Services Segment Organic Sales by Product Line (3)
Industrial Tools & Services Product	$107,847	$118,668	$226,515	$112,111	$125,313	$237,425
Industrial Tools & Services Service	34,819	28,105	62,924	25,651	23,372	49,023
Industrial Tools & Services Segment	$142,666	$146,773	$289,439	$137,762	$148,685	$286,448

Organic Sales Growth (Decline) % (3)
Industrial Tools & Services Product				4%	6%	5%
Industrial Tools & Services Service				(26%)	(17%)	(22%)
Industrial Tools & Services Segment				(3%)	1%	(1%)

Notes continued:
(3) Organic Sales is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands, except for per share amounts)
	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (4)
Net Earnings	$21,723	$20,901	$22,044	$28,080	$92,749	$19,131	$16,308	$-	$-	$35,439
Restructuring charges	-	-	5,862	-	5,862	-	3,283	-	-	3,283
M&A charges	152	261	714	292	1,419	91	1,120	-	-	1,211
Net tax effect of reconciling items above	(4)	1	(910)	(492)	(1,406)	(20)	(365)	-	-	(385)
Adjusted Net Earnings	$21,871	$21,163	$27,710	$27,880	$98,624	$19,202	$20,346	$-	$-	$39,548

Adjusted Diluted Earnings per share (4)
Net Earnings	$0.40	$0.38	$0.41	$0.52	$1.70	$0.36	$0.31	$-	$-	$0.67
Restructuring charges, net of tax effect	-	-	0.09	(0.01)	0.09	-	0.06	-	-	0.06
M&A charges, net of tax effect	0.00	0.00	0.01	0.00	0.02	0.00	0.02	-	-	0.02
Adjusted Diluted Earnings per share	$0.40	$0.39	$0.51	$0.52	$1.81	$0.36	$0.39	$-	$-	$0.75

Notes continued:
(4) Adjusted earnings and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies.

For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP To Non-GAAP Guidance
(In millions)
	Fiscal 2026
	Low	High
Reconciliation of GAAP Operating Profit to Adjusted EBITDA (4)
GAAP Operating profit	$141	$148
Other expense, net	(1)	(1)
Depreciation & amortization	18	16
Adjusted EBITDA	$158	$163

Reconciliation of GAAP Cash Flow From Operations to Free Cash Flow
Cash provided by operating activities	$115	$120
Capital expenditures	(15)	(10)
Free Cash Flow	$100	$110

Notes continued:
(4) Management does not provide guidance on certain GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Contact:
Investor Relations
investor.relations@enerpac.com